Exhibit 99.1

February 3, 2022	1500 Robert-Bourassa Blvd. 7th Floor Montreal QC, H3A 3S8 www.computershare.com

To: All Canadian Securities Regulatory Authorities

Subject: CANADIAN PACIFIC RAILWAY LIMITED

Dear Sir/Madam: We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Annual and Special Meeting
Record Date for Notice of Meeting :	February 28, 2022
Record Date for Voting (if applicable) :	February 28, 2022
Beneficial Ownership Determination Date :	February 28, 2022
Meeting Date :	April 27, 2022

Meeting Location (Virtual Only) :	Access to the Online webcast at https://web.lumiagm.com/471059918
Issuer sending proxy related materials directly to NOBO:	No
Issuer paying for delivery to OBO:	Yes

Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	Yes
NAA for Registered Holders	Yes

Voting Security Details:

Description	CUSIP Number	ISINP
COMMON SHARES	13645T100	CA13645T1003

Sincerely,

Computershare

Agent for CANADIAN PACIFIC RAILWAY LIMITED